Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (C) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

1% SENIOR UNSECURED CONVERTIBLE NOTE

$2,500,000	January 18, 2022

FOR VALUE RECEIVED, NETWORK CN INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of WONG YUK CHOR, holder of Hong Kong Identity Card No.: K446579(2), whose address is at Flat C, 7/F., 114 Broadway Street, Mei Foo Sun Chuen, Kowloon, Hong Kong (the “Holder”), or its registered assigns or successors in interest or order, without demand, the sum of TWO MILLION FIVE HUNDRED THOUSAND US DOLLARS ($2,500,000) (the “Principal”), plus accrued and unpaid interest thereon on January 19, 2027 (the “Maturity Date”). The following terms shall apply to this Note:

ARTICLE I

INTEREST

1.1       Interest Rate.  The Company hereby agrees to pay interest to the Holder in respect of the outstanding Principal, at a per annum rate equal to one percent (1%) in cash. Such interest shall accrue on the outstanding Principal from and after the date hereof, and shall be payable semi-annually in arrears with the first interest payment due on July 18, 2022 and succeeding interest payments due on the 18th Day of each  July and January thereafter (each, an “Interest Payment Date”). All computations of interest hereunder shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) occurring in the period for which such interest is payable. As used in this Note, “Business Day” means a day, excluding a Saturday, Sunday, legal holiday or other days on which banks are required to be closed in the People’s Republic of China, Hong Kong or New York.

1.2       Default Redemption.  Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default (as defined in Article 4 hereof), the Holder shall have the right, at its option, to require the Company to repurchase this Note (or any part thereof), in accordance with the terms set forth in Article 5 hereof.

1.3       No Prepayment.  The Company may not prepay all or any part of the amounts outstanding under this Note at any time without the express written consent of the Holder. For the avoidance of doubt, any redemption pursuant to Article 5 hereof shall not be deemed a prepayment.

1.4       Taxes and payment. Any and all payments by the Company to or for the account of the Holder under this Note shall be made free and clear of and without deduction for any taxes, except as required by applicable law.  If the Company shall be required by any applicable law to deduct any taxes from or in respect of any sum payable under this Note to the Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this  Section 1.4 ), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) as promptly as practicable after the date of such payment, the Company shall furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof.

ARTICLE II

CONVERSION

2.1       Note Conversion. The Holder shall have the right, but not the obligation, to convert all or any part of the outstanding Principal of this Note, together with any accrued and unpaid interest thereon to the date of such conversion, into such number of fully paid and non-assessable shares of the Company’s common stock, par value US$0.001 per share (the “Common Stock”) or other securities of the Company as and if required pursuant to Section 2.3(b), at any time and from time to time prior to the later of the Maturity Date or the date on which this Note is paid in full, subject to the terms and conditions set forth in this Article 2, at a conversion price per share of Common Stock equal to US$1.25 (the “Conversion Price”), as the same may be adjusted from time to time in accordance with this Note and as proportionally adjusted for any subdivision, consolidation, reclassification or similar event of the Common Stock) calculated in accordance with Section 2.3.

2.2       Conversion Procedures

(a)       In the event that the Holder elects to convert this Note, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal, accrued and unpaid interest amounts being converted and the name of the entity to be issued the Shares of Common Stock upon conversion.  The date specified in the Notice of Conversion, or if no date is specified, then the date of the delivery of the Notice of Conversion, shall be referred to as the “Conversion Date.”  A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b)       Pursuant to the terms of the Notice of Conversion, the Company shall deliver, or cause to be delivered, such number of Shares of Common Stock (or other securities of the Company as and if required pursuant to Section 2.3(b)) as determined pursuant to this Note (the “Conversion Shares”) via physical certificates to the Holder or its assignee (if and as designated in the Notice of Conversion and to the extent permitted by applicable securities laws). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Conversion Date.  The Holder or its assignee (if and as designated in the Notice of Conversion) shall be treated for all purposes as the beneficial holder of such Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

(c)       The number of Conversion Shares to be issued upon each conversion of this Note pursuant to this Article 2 shall be the quotient obtained by dividing the Principal and accrued interest by the then applicable Conversion Price.  No fractional shares of Common Stock shall be issued upon any conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon any conversion of this Note, the Company shall make an adjustment and payment in cash to the Holder.

(d)        The Company shall deliver or cause to be delivered certificates representing the Conversion Shares within seven (7) business days of the Conversion Date (the “Certificate Delivery Date”). If the Holder has made a sale or transfer of any such Conversion Shares either pursuant to Rule 144 or pursuant to a registration statement and (1) the Company shall fail to deliver or cause to be delivered to the Holder by the Certificate Delivery Date, a certificate representing such Conversion Shares and (2) following the Certificate Delivery Date the Holder, or any third party on behalf of the Holder, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of such Conversion Shares (a “Buy-In”), then, the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.3       Adjustment Events. The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a)       Merger, Sale of Assets, etc.  If (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities (such other persons or entities, the “Purchasers”) acquire more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Purchasers or such other persons or entities associated or affiliated with the Purchasers), or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company (in any such case, a “Fundamental Transaction”), this Note, as to the Principal and accrued and unpaid interest thereon, shall thereafter, at the Holder’s election, be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section 2.3 shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

(b)       Reclassification, etc.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the Principal hereof and accrued and unpaid interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(c)       Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock (whether by a stock split or otherwise), or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d)       Share Issuance.  So long as any amount of this Note is outstanding, if the Company shall issue any Equity-Linked Securities (as defined below), except for securities issued or issuable pursuant to an Exempt Issuance (as defined below), prior to the full conversion or payment of this Note, for a consideration that is less than the Conversion Price, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this Note, “Equity-Linked Securities” means any equity securities of the Company (including any Common Stock) and any equity-linked securities of the Company (including any instruments, warrants, options or rights to acquire any equity securities of the Company). For purposes of this adjustment, the issuance of any Equity-Linked Securities shall result in an adjustment to the Conversion Price upon the issuance of such Equity-Linked Security, and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. For purposes of this Article 2, “Exempt Issuance” shall mean (a) the issuance of shares of Common Stock to employees, consultants, service providers, officers or directors of the Company, pursuant to any other stock or option plan duly adopted for such purpose by the Company, (b) the issuance of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) the issuance of securities to bona fide third party purchasers on an arm’s length basis.

(e)       Replacement Note. In the event of any partial conversion of the outstanding Principal and any accrued and unpaid interest under this Note, the Holder agrees to surrender this Note to the Company and the Company shall issue to the Holder a replacement Note in the amount of the remaining Principal (and accrued and unpaid interest, if applicable) after giving effect to such partial conversion.

2.4       Notice as to Adjustments. Whenever the Conversion Price is adjusted pursuant to this Article 2, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.5       Reservation and Registration.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from all mortgages, charges, pledges, liens, hypothecations or other security interests (“Liens”), preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than the aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of this Article 2) upon the conversion of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, pursuant to the Registration Rights Agreement, shall be registered for public sale in accordance therewith.  The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6       Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

2.7       Note Transferable. Subject to compliance with applicable laws and the transfer restrictions set forth in the Agreement, under which this Note was issued, this Note and all rights hereunder may be transferred, in whole or in part, without charge to Holder (except for transfer taxes), and, thereafter, upon surrender of this Note properly endorsed and in compliance with the provisions of the Agreement; provided, however, that in the event Holder desires to sell or otherwise transfer this Note to any third party, Holder shall provide the Company with prior written notice of such sale or transfer (including the terms and conditions of such proposed sale or transfer) and the Company shall have a right of first refusal for thirty (30) days following the Company’s receipt of such notice, at the Company’s option to prepay or redeem this Note or purchase this Note on the terms set forth in such notice.

ARTICLE III

COVENANTS

3.1       Affirmative Covenants of the Company. The Company covenants and agrees that, so long as all or any of the Principal of this Note remains outstanding, it shall:

(a)       pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b)       preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof; and

(c)       comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (the “Requirement(s)”) of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company or its property; except wherein the failure to comply would not have a materially adverse on (i) the business, property, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Note, the Exchange Agreement, the Registration Rights Agreement or the Letter Agreement (collectively, the “Transaction Documents”); provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements. As used in this Note, “Subsidiary” means, with respect to a person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly, by such person, and, in respect of the Company, shall also include any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity from time to time organized and existing under the laws of the People’s Republic of China whose financial reporting is consolidated with the Company in any audited financial statements filed by the Company with the Commission in accordance with the Securities and Exchange of 1934 as amended, together with the rules and regulations promulgated thereunder from time to time in effect.

3.2       Negative Covenants of the Company. The Company covenants that so long as all or any of the Principal of this Note remains outstanding, it shall not, and shall ensure that none of its Subsidiaries shall, without the prior written consent of the holders of a majority of the principal amount of the Notes:

(a)       Charter Documents. Except with respect to any amendment of the Company’s certificate of incorporation to implement a reverse stock split and increase or decrease the authorized shares of the Company; modify, alter, repeal or amend the Company’s certificate of incorporation, by-laws or other organizational documents or effect any change of legal form of the Company; provided, however, that the number of Conversion Shares issuable hereunder shall be adjusted to prevent the dilution of such shares in the event of a reverse stock split as contemplated under Section 2.3(c) hereof;

(b)       Dividends. Declare or pay dividends or other distributions by the Company or any of its Subsidiaries in respect of the equity securities of such entity other than dividends or distributions of cash which amounts during any 12-month period that do not exceed ten percent (10%) of the consolidated net income of the Company based on the Company’s most recent audited financial statements disclosed in the Company’s annual report on Form 10-K (or equivalent form) filed with the U.S. Securities and Exchange Commission.

(c)       Redemptions or Repurchases. Except for any redemption pursuant to Article V hereof, redeem or repurchase shares of Common Stock or any other securities of the Company unless the Holders shall have first received, in respect of the Notes or the Conversion Shares, an amount in cash equal to the greater of (i) the Redemption Price and (ii) the amounts the Holders would be entitled to receive assuming the Conversion Shares are subject the redemption or repurchase.

ARTICLE IV

EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an event of default (“Event of Default “):

4.1       Failure to Pay Principal or Interest.  The Company shall fail to pay the Principal, when due, or any interest or other sum when due under this Note.

4.2       Breach of Covenant or Representations and Warranties.  The Company breaches any covenant or other term or condition of the Transaction Documents (including but not limited to the conversion obligations in Article 2) in any material respect, which failure is not cured, if possible to cure, within five Business Days after the Company has become or should have become aware of such failure, or any representation or warranty of the Company made in Transaction Documents shall be false or misleading in any material respect as of the date hereof.

4.3       General Assignment.  The Company or any Subsidiary makes an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

4.4       Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other such proceedings or relief under any bankruptcy, insolvency or restructuring law or any law, or the issuance of any notice in relation to such event, shall be instituted by or against the Company or any Subsidiary.

4.5       Judgments. Any judgment against the Company or any Subsidiary or any of their property or other assets with actual damages, net of insurance proceeds, in excess of $1,000,000 and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) calender days.

4.6       Delisting. The Common Stock shall not be eligible for listing or quotation for trading on a Trading Market for a period of ten (10) consecutive trading days, and shall not be eligible to resume listing or quotation for trading thereon within thirty (30) trading days. As used in this Note, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the New York Stock Exchange, NYSE Alternext U.S. (formerly known as the American Stock Exchange), the Nasdaq Global Market or the Nasdaq Capital Market.

4.7       Stop Trade. Stop trade order imposed judicially or by the U.S. Securities and Exchange Commission or by the OTC Bulletin Board or other exchange trading suspension with respect to Company’s Common Stock and such stop order not being rectified and resumed within thirty (30) trading days.

4.8       Non-Registration. The failure to timely file the registration statements covering the Conversion Shares in accordance with the Registration Rights Agreement.

4.9       Reservation Default. Failure by the Company to have reserved for issuance upon conversion of this Note the amount of Common Stock as set forth in this Note and the Transaction Documents.

4.10       Cross Default. A default by the Company or any of its Subsidiaries under any loan, mortgage, indenture, notes, debentures or any other instrument evidencing any indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000, that results in acceleration of the maturity of such debt or liability, or failure to pay any such debt when due.

ARTICLE V

REDEMPTION

5.1       Optional Redemption Rights.  If there is an occurrence of any Event of Default hereunder, the Holder shall have the right, at its option, to require the Company to repurchase this Note (the “Redemption Rights”) from the Holder for an aggregate purchase price in cash equal to 110% of the aggregate Principal and any accrued and unpaid interest (the “Redemption Price”).

5.2       Redemption Procedures.  The Holder may exercise the Redemption Rights under Section 5.1 by delivering written notice to the Company (the “Redemption Notice”).  The Company shall pay the Holder the Redemption Price not later than thirty (30) Business Days after delivery of such Redemption Notice by the Holder (the “Redemption Date”), and this Note shall be immediately cancelled and retired.   If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon repurchase of this Note is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that this Note shall not have been surrendered by the Holder, interest with respect to this Note shall cease to accrue after the Redemption Date and all rights with respect to this Note (other than the right to receive the Redemption Price) shall forthwith after the Redemption Date terminate.

5.3       Failure to Pay.  In the event that the Holder exercises the Redemption Rights and the Company does not have sufficient funds to pay the Redemption Price in full, this Note and the then outstanding Principal plus all accrued and unpaid interest thereon shall, notwithstanding the Holder’s surrender of this Note to the Company pursuant to Section 5.2, remain outstanding until the date the Holder receives the Redemption Price in full and the Holder shall maintain all of its rights and remedies under this Note.  For the avoidance of doubt, interest on the Principal shall continue to accrue to the extent provided in Section 1.1 until the date the Holder receives the Redemption Price in full.

ARTICLE VI

STATUS OF NOTE

6.1       Status of Note.  Except for obligations arising from Permitted Liens, and subject to Section 6.2 below, the obligations of the Company under this Note shall rank senior to all indebtedness of the Company, whether now or hereinafter existing. “Permitted Liens” means the individual and collective reference to any: (a) Liens for taxes, assessments and other governmental charges or levies not yet due, or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with U.S. generally accepted accounting principals, consistently applied, and duly reflected in the Company’s financial statements; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers,’ warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of the Company’s business, and which (i) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with lease obligations, purchase money indebtedness of up to two million dollars ($2,000,000), in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, provided that such liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

6.2       Unsecured Debt and Bank Loan Facilities. Notwithstanding anything to the contrary in Section 6.1 above: (a) the Company may issue unsecured debt ranking pari passu with this Note so long as the maturity date (and any other repayment or prepayment date) for such new indebtedness or any other provision allowing for such indebtedness to be redeemed or put to the Company is later than the Maturity Date; and (b) the Company may enter into bank loan facilities that are senior to this Note.

6.3       Liquidation. Upon any Liquidation Event, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any other indebtedness of the Company or any class of capital stock of the Company, an amount equal to the Principal plus all accrued and unpaid interest thereon.  For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

ARTICLE VII

MISCELLANEOUS

7.1       Non-Waiver and Other Remedies. No course of dealing, failure or delay on the part of the Holder of this Note in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.2       Notices. Any notice required or permitted pursuant to this Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Note given in accordance with this section):

If to the Holder:	WONG YUK CHOR
Flat C, 7/F., 114 Broadway Street, Mei Foo Sun Chuen, Kowloon, Hong Kong

If to the Company:	Network CN Inc.
Unit 802B-803, 8/F, Tower 2, South Seas Centre, 75 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong.
Email: e.leung@ncnmedia.com

with a copy to (which shall not constitute notice):

SCOTT KLINE
KLINE LAW GROUP PC
15615 Alton Parkway, Suite 450 Irvine, CA 92618
Office: (949) 271-6355
Fax: (949) 271-6301
Mobile: (415) 745-0314

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

7.3       Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Subject to applicable laws and regulations, this Note and all rights hereunder may be transferred or assigned in whole or in part by the Holder, and the Company shall assist the Holder in consummating any such transfer or assignment. The Company may not assign this Note without the consent of the Holder. A transfer of this Note may be effected only by a surrender hereof to the Company and the issuance by the Company of a new note or notes in replacement thereof, which shall be registered by the Company in accordance with Section 7.4 hereof once an executed copy of the replacement note has been executed by the transferee.

7.4       Transfer Register. In the event of a transfer, the Company shall maintain a register (the “Register”) for the registration or transfer of this Note, and shall enter the names and addresses of the registered holders of this Note, the transfers of this Note and the names and addresses of the transferees of this Note. The Company shall treat any registered holder as the absolute owner of this Note held by such holder, as indicated in the Register, for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes.  The Note and the right, title, and interest of any person in and to such Note shall be transferable only upon notation of such transfer in the Register.  Solely for purposes of this Section 7.4 and for tax purposes only, the keeper of the Register, if it is not the Company, shall be the Company’s agent for purposes of maintaining the Register.  This Section 7.4 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code (the “Code”) and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

7.5       Collection Costs; Attorneys’ Fees. If default is made in the payment of this Note, the Company shall be obligated to pay the Holder hereof reasonable costs of collection, including attorneys’ fees and, in addition, the Company and of any amendment or modification of any of the foregoing requested by the Company or arising following an Event of Default.

7.6       Governing Law; Rules of Construction. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF HONG KONG SPECIAL ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA.

7.7       Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN HONG KONG SPECIAL ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA.

7.8       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

7.9       Usury Savings Clause. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which Company is permitted by law to agree to pay. If, by the terms of this Note, the Company is at any time required or obligated to pay interest on the outstanding balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest pay able hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall he deemed to have been payments in reduction of the outstanding balance.

7.10       United States Dollars. All references to “$” or dollars in this Note shall refer to the currency of the United States.

7.11       Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

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[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

NETWORK CN INC.

By:
Name: Earnest Leung
Title: Chief Executive Officer

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the following amount of the outstanding principal and accrued and unpaid interest thereon under that certain 1% Senior Unsecured Convertible Promissory Note, due January 19, 2027 of NETWORK CN INC., a Delaware corporation (the “Company”), into shares of Common Stock according to the conditions therein, as of the date written below.  No fee will be charged to the holder for any conversion.

Conversion calculation:

Date to Effect Conversion:

Number of shares of Common Stock to be issued:

Shares of Common Stock to be issued in the name of:

HOLDER:

By: WONG YUK CHOR

Exhibit B

NOTICE OF SALES OR TRANSFER

I, WONG YUK CHOR, Hong Kong Identity Card No.: K446579(2), (the “Holder”) of 1% Senior Unsecured Convertible Promissory Note (“the Note”), due January 19, 2027 of NETWORK CN INC., hereby give notice that the note was sold or ownership transferred to:

Name (“New Holder”):

Passport No.:

Date of sales or transfer:

Address:

Contact No.:

Bank Accounts information:

Beneficiary Bank:

Beneficiary Bank Address:

Beneficiary A/C Name:

Bank Code:

Beneficiary A/C No.:

SWIFT code for beneficiary bank:

HOLDER:

By:
Name: WONG YUK CHOR

NEW HOLDER:

(Print Name of Holder)

By:
Name:

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